DELAWARE GROUP EQUITY FUNDS II

Delaware Decatur Equity Income Fund
Delaware Diversified Value Fund
Delaware Growth and Income Fund
Delaware Social Awareness Fund

(each a "Fund")

Supplement to the Fund's
Class A, Class B and Class C Prospectus
dated January 31, 2003


The Board of Trustees has approved the addition of Class R Shares. These Shares will be made available effective June 1, 2003. This Supplement describes those characteristics unique to Class R shares. Please carefully review this Supplement and the Prospectus with your financial advisor when making an investment decision.


Delaware Decatur Equity Income Fund
The following, which reflects the fees and expenses applicable to Class R shares, supplements the information on page 4 of the Prospectus under "Profile: Delaware Decatur Equity Income Fund -
What are the Fund's fees and expenses?":

You do not pay sales charges directly from your investments when you buy or sell Class R shares.

Maximum sales charge (load) imposed on
purchases as a percentage of offering price none
Maximum contingent deferred sales charge (load) as a percentage of original purchase price or redemption price, whichever is lower none
Maximum sales charge (load) imposed on
reinvested dividends
none
Redemption fees
none
Exchange fees1
none

Annual fund operating expenses are deducted from the Fund's assets.

Management fees
0.61%
Distribution and service (12b-1) fees
0.60%
Other expenses
0.25%
Total operating expenses
1.46%

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds with similar investment objectives. We show the cumulative amount of Fund expenses on a hypothetical investment of $10,000 with an annual 5% return over the time shown.2 This is an example only, and does not represent future expenses, which may be greater or less than those shown here.

1 year
$149
3 years
$462
5 years
$797
10 years
$1,746

1	Exchanges are subject to the requirements
of each fund in the Delaware Investments family. A
front-end sales charge may apply if you exchange
your shares into a fund that has a front-end sales
charge.
2	The Fund's actual rate of return may be
greater or less than the hypothetical 5% return we use here. This example assumes that the Fund's total operating expenses remain unchanged in each of the periods we show.


Delaware Diversified Value Fund
The following, which reflects the fees and expenses applicable to Class R shares, supplements the information on page 4 of the Prospectus under "Profile: Delaware Diversified Value Fund - What are the Fund's fees and expenses?":

You do not pay sales charges directly from your investments when you buy or sell Class R shares.

Maximum sales charge (load) imposed on
purchases as a percentage of offering price none
Maximum contingent deferred sales charge (load) as a percentage of original purchase price or redemption price, whichever is lower none
Maximum sales charge (load) imposed on
reinvested dividends
none
Redemption fees
none
Exchange fees1
None

Annual fund operating expenses are deducted from the Fund's assets.

Management fees
0.65%
Distribution and service (12b-1) fees
0.60%
Other expenses
0.49%
Total operating expenses
1.74%
Fee waivers and payments2
(0.39%)
Net expense
1.35%

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds with similar investment objectives. We show the cumulative amount of Fund expenses on a hypothetical investment of $10,000 with an annual 5% return over the time shown.3 This is an example only, and does not represent future expenses, which may be greater or less than those shown here.

1 year
$137
3 years
$510
5 years
$907
10 years
$2,019

1	Exchanges are subject to the requirements
of each fund in the Delaware Investments family. A
front-end sales charge may apply if you exchange
your shares into a fund that has a front-end sales
charge.
2	The investment manager has contracted to
waive fees and pay expenses through January 31,
2004 in order to prevent total operating expenses
(excluding any taxes, interest, brokerage fees,
extraordinary expenses and 12b-1 fees) from
exceeding 0.75% of average daily net assets.
3	The Fund's actual rate of return may be
greater or less than the hypothetical 5% return we use here. This example reflects the net operating expenses with expense waivers for the one-year contractual period and the total operating expenses without expense waivers for years two through ten.


Delaware Growth and Income Fund
The following, which reflects the fees and expenses applicable to Class R shares, supplements the information on page 4 of the Prospectus under "Profile: Delaware Growth and Income Fund -
What are the Fund's fees and expenses?":

You do not pay sales charges directly from your investments when you buy or sell Class R shares.

Maximum sales charge (load) imposed on
purchases as a percentage of offering price none
Maximum contingent deferred sales charge (load) as a percentage of original purchase price or redemption price, whichever is lower none
Maximum sales charge (load) imposed on
reinvested dividends
none
Redemption fees
none
Exchange fees1
none

Annual fund operating expenses are deducted from the Fund's assets.

Management fees
0.64%
Distribution and service (12b-1) fees
0.60%
Other expenses
0.46%
Total operating expenses
1.70%

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds with similar investment objectives. We show the cumulative amount of Fund expenses on a hypothetical investment of $10,000 with an annual 5% return over the time shown.2 This is an example only, and does not represent future expenses, which may be greater or less than those shown here.

1 year
$173
3 years
$536
5 years
$923
10 years
$2,009

1	Exchanges are subject to the requirements
of each fund in the Delaware Investments family. A
front-end sales charge may apply if you exchange
your shares into a fund that has a front-end sales
charge.
2	The Fund's actual rate of return may be
greater or less than the hypothetical 5% return we use here. This example assumes that the Fund's total operating expenses remain unchanged in each of the periods we show.


Delaware Social Awareness Fund
The following, which reflects the fees and expenses applicable to Class R shares, supplements the information on page 4 of the Prospectus under "Profile: Delaware Social Awareness Fund - What are the Fund's fees and expenses?":

You do not pay sales charges directly from your investments when you buy or sell Class R shares.

Maximum sales charge (load) imposed on
purchases as a percentage of offering price none
Maximum contingent deferred sales charge (load) as a percentage of original purchase price or redemption price, whichever is lower none
Maximum sales charge (load) imposed on
reinvested dividends
none
Redemption fees
none
Exchange fees1
none

Annual fund operating expenses are deducted from the Fund's assets.

Management fees
0.75%
Distribution and service (12b-1) fees
0.60%
Other expenses
0.85%
Total operating expenses
2.20%
Fee waivers and payments2
(0.35%)
Net expense
1.85%

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds with similar investment objectives. We show the cumulative amount of Fund expenses on a hypothetical investment of $10,000 with an annual 5% return over the time shown.3 This is an example only, and does not represent future expenses, which may be greater or less than those shown here.

1 year
$188
3 years
$655
5 years
$1,148
10 years
$2,507

1	Exchanges are subject to the requirements
of each fund in the Delaware Investments family. A
front-end sales charge may apply if you exchange
your shares into a fund that has a front-end sales
charge.
2	The investment manager has contracted to
waive fees and pay expenses through January 31,
2004 in order to prevent total operating expenses
(excluding any taxes, interest, brokerage fees,
extraordinary expenses and 12b-1 fees) from
exceeding 1.25% of average daily net assets.
3	The Fund's actual rate of return may be
greater or less than the hypothetical 5% return we use here. This example reflects the net operating expenses with expense waivers for the one-year contractual period and the total operating expenses without expense waivers for years two through ten.


Delaware Decatur Equity Income Fund, Delaware
Diversified Value Fund, Delaware Growth and
Income Fund and Delaware Social Awareness
The following information replaces the fourth bullet and adds a sixth bullet, respectively, under "About your account - Choosing a share Class -
Class A" on page 11 of each Fund's prospectus; on page 10 for Delaware Social Awareness Fund:

CLASS A

* Class A shares are also subject to an annual 12b-1 fee no greater than 0.30% of average daily net assets, which is lower than the 12b-1 fee for Class
B, Class C and Class R shares.

* Class A shares generally are not available for purchase by anyone qualified to purchase Class R shares.

The following information replaces the fifth bullet under "About your account - Choosing a share
Class - Class B" on page 12 of each Fund's prospectus; on page 11 for Delaware Social
Awareness Fund:

CLASS B

* Because of the higher 12b-1 fees, Class B shares have higher expenses and any dividends paid on these shares are lower than dividends on Class A and Class R shares.

The following information replaces the fourth bullet under "About your account - Choosing a share Class - Class C" on page 12 of each Fund's prospectus; on page 11 for Delaware Social
Awareness Fund:

CLASS C

* Because of the higher 12b-1 fees, Class C shares have higher expenses and any dividends paid on these shares are lower than dividends on Class A and Class R shares.

The following information supplements the section
"About your account - Choosing a share Class" on page 11 of each Fund's prospectus; on page 10 for Delaware Social Awareness Fund:

CLASS R

* Class R shares have no up-front sales charge, so the full amount of your purchase is invested in a Fund. Class R shares are not subject to a contingent deferred sales charge.

* Class R shares are subject to an annual 12b-1 fee no greater than 0.60% of average daily net assets, which is lower than the 12b-1 fee for Class B and Class C shares.

* Because of the higher 12b-1 fee, Class R shares have higher expenses and any dividends paid on these shares are lower than dividends on Class A shares.

* Unlike Class B shares, Class R shares do not automatically convert into another class.

* Class R shares generally are available only to (i) qualified and non-qualified plan shareholders covering multiple employees (including 401(k),
401(a), 457, and non-custodial 403(b) plans, as well as other non-qualified deferred compensation plans) with assets (at the time shares are considered for purchase) of $10 million or less; and (ii) to IRA rollovers from plans maintained on Delaware
Investments' retirement recordkeeping system that are offering R Class shares to participants.

Except as noted above, no other IRA accounts are eligible for Class R shares (e.g., no SIMPLE IRA's,
SEP-IRA's, SAR-IRA's, Roth IRA's, etc.). For purposes of determining plan asset levels, affiliated plans may be combined at the request of the plan sponsor.

Each share class may be eligible for purchase through programs sponsored by financial intermediaries where such program requires the purchase of a specific class of shares.

Any account holding Class A shares as of June 1, 2003 (the date Class R shares were made available) continues to be eligible to purchase Class A shares after that date. Any account holding Class R shares is not eligible to purchase Class A shares.

The following information supplements the introductory paragraph under the section "About your account - How to reduce your sales charge" on page 13 of each Fund's prospectus; on page 12 for Delaware Social Awareness Fund:

"Class R shares have no up front sales charge."


The following replaces the second sentence under the section "About your account - Special services -
Exchanges" on page 18 of each Fund's prospectus:

"However, if you exchange shares from a money market fund that does not have a sales charge or from Class R shares of any fund, you will pay any applicable sales charge on your new shares."




This Supplement is dated May 1, 2003.
4